Exhibit n.2

[K&L Gates LLP Letterhead]

April 27, 2009

Nuveen California Municipal Value Fund 2

333 West Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

Nuveen California Municipal Value Fund 2

As counsel for Nuveen California Municipal Value Fund 2 (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-157060 and 811-22272) on March 24, 2009.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP